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                                                                    EXHIBIT 4.3

                              REGISTRATION RIGHTS AGREEMENT



         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this July 14, 1997 between GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation (the "Company"), UNION BANK OF SWITZERLAND (the "Lead Manager") on behalf of all the Managers pursuant to the Subscription Agreement dated July 9, 1997 between the Company and the Managers (the "Subscription Agreement"), and THE BANK OF NEW YORK, as Trustee (the "Trustee") pursuant to an Indenture (the "Indenture"), dated as of July 14, 1997, between the Company and the Trustee on behalf of the Bondholders (as defined therein).

         The Subscription Agreement provides for the sale by the Company to the Managers named therein of Senior Subordinated Convertible Bonds due 2000 of the Company (the "Bonds") having an aggregate principal amount of up to U.S.$155,250,000 (after giving effect to the over-allotment option) each of which entitles the holder thereof to convert such Bond into shares of Common Stock of the Company at the conversion price set forth in the Indenture. In order to induce the Managers named therein to enter into the Subscription Agreement and to induce the Trustee to enter into the Indenture, the Company has agreed to provide for the benefit of the Managers and their direct and indirect transferees and for the Trustee for the benefit of the Holders of Bonds from time to time, the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Subscription Agreement and the Indenture.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, capitalized terms shall have the meanings set forth below, or to the extent not set forth below, capitalized terms shall have the meanings set forth in the Subscription Agreement.

          "Bonds" shall mean the Senior Subordinated Convertible Bonds due 2000 of the Company.

          "Business Day" shall mean any day other than a day on which banking institutions are authorized or


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     obligated by law or executive order to close in London and New York.

          "Common Stock" shall mean the Common Stock, par value $.OOO1 per share, of the Company.

          "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "First Conversion Date" shall have the meaning set forth in Section 2(a) of this Agreement.

          "Holder" shall mean the Managers, for so long as they own any Bonds or Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Bonds or Registrable Securities.

          "Indenture" shall mean the Indenture relating to the Bonds, dated as of July 14, 1997, between the Company and the Trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Issuance Registration Statement" shall have the meaning set forth in
     Section 2(a) of this Agreement.

          "Lead Manager" shall have the meaning set forth in the preamble to this Agreement.

          "Liquidated Damages" shall have the meaning set forth in Section 5(l) of this Agreement.

          "Majority Holders" shall mean the Holders holding a majority of the Bonds or Registrable Securities; provided that whenever the consent or approval of a specified percentage of Holders is required hereunder, Bonds or Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act, "Affiliates") (other than the Managers or subsequent holders of Bonds or Registrable Securities, if such subsequent holders are deemed to be such affiliates solely by reason of their holding Bonds or Registrable Securities and other than affiliates that control or are under common control with the Company) shall not be counted in determining whether such consent or approval





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     was given by the Holders of such required percentage or amount.

          "Managers" shall mean the Managers named in the Subscription
     Agreement.

          "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

          "person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Registration Securities" shall mean the Shares; provided, however, that the Shares shall cease to be Registrable Securities when (i) an Issuance Registration Statement with respect to all the Shares shall have been declared effective; (ii) a Shelf Registration Statement with respect to the Shares shall have been declared effective under the Securities Act and all such Shares shall have been transferred or otherwise disposed of pursuant to such Shelf Registration Statement; or (iii) the Shares may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act in respect of all beneficial holders of Shares that are not Affiliates of the Company.

          "Registration Default" shall have the meaning set forth in Section 5(l) of this Agreement.

          "Registration Expenses" shall mean (a) any and all fees and expenses incurred incident to the Company's performance of or compliance with this Agreement (whether or not any Shelf Registration Statement is filed or becomes effective and whether or not any securities are sold pursuant to any Shelf Registration Statement), including, without limitation, (i) all SEC registration and filing fees, all United States national stock





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     exchange or NASDAQ listing fees and National Association of Securities
     Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with U.S. state securities or "blue sky" laws (including, without limitation and in addition to that provided in clause (vii) below, fees and disbursements of counsel for any Underwriters in connection with "blue sky" qualification of any of the Registrable Securities under the laws of such jurisdictions as the managing underwriter of the Underwritten Offering, if any, or the Majority Holders, as the case may be, may designate), (iii) all expenses of any persons retained by the Company in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement or any Prospectus, or, in each case, any amendments or supplements thereto, (iv) the fees and expenses incurred by any Underwriter in connection with the preparation of any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (v) the fees of any listing agent, (vi) the fees and disbursements of the Trustee or any paying, conversion or transfer agent retained by the Company, (vii) the reasonable fees and disbursements of counsel (in addition to local counsel) for the Company and the fees and disbursements of counsel (in addition to local counsel) for the Holders in connection with such Underwritten Offering (which counsel shall be Chadbourne & Parke LLP unless and until another counsel is selected by the Majority Holders (or, in the case of an Underwritten Offering, a majority of the Holders participating in such Underwritten Offering) and which counsel also may be counsel for the Lead Manager) (viii) the fees and disbursements of the independent public accountants of the Company and any partnership or joint venture in which the Company or any of its subsidiaries has an ownership interest, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (ix) fees and expenses of all other persons retained by the Company, and (x) the Company's internal expenses, but (b) excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "SEC" shall mean the Securities and Exchange Commission.





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               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Shares" means the shares of Common Stock issuable upon the conversion of the Bonds.

               "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement covering the resale of all of the Registrable Securities by the holders thereof (but no other securities, unless approved by the Majority Holders) on an appropriate form in connection with an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, and in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Subscription Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

               "Underwriter" shall have the meaning set forth in Section 2(c) of this Agreement.

               "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

          2.   Registration Under the Securities Act.

          (a) To the extent not prohibited by any applicable law or interpretation of the Staff of the SEC, the Company shall use its best efforts to cause to be filed a Registration Statement (the "Issuance Registration Statement") covering the issuance of the Shares upon conversion of the Bonds prior to the first date upon which the Bonds become convertible (the "First Conversion Date") and shall use its best efforts to cause such Issuance Registration Statement to become effective by the First Conversion Date. The Company shall use its best efforts to keep such Issuance Registration Statement continuously effective until such time as all Bonds have been converted or redeemed. The Company further agrees to supplement or amend the Issuance Registration Statement if required by the rules, regulations or instructions applicable to the





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registration form used by the Company for such Issuance Registration Statement or by the Securities Act or by any other rules and regulations thereunder, and to use its best efforts to cause any such amendment or supplement to become effective and such Issuance Registration Statement to become usable as soon as thereafter practicable.

         (b) In the event that (i) the Company determines that, notwithstanding its beat efforts, the Issuance Registration Statement provided for in Section 2(a) above is not available or would not be declared effective by the SEC on or before the First Conversion Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC or (ii) in the opinion of counsel for the Managers or the Holders, as applicable, which shall be given reasonably promptly, a Shelf Registration Statement must be filed and a Prospectus must be delivered by a Manager or a Holder in connection with any offering or sale of Shares then the Company shall file and shall use its best efforts to cause a Shelf Registration Statement pertaining to the Shares to be declared effective by the SEC prior to the First Conversion Date. The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (ii) of the first sentence of this Section 2(b), the Company shall file and have declared effective by the SEC both an Issuance Registration Statement pursuant to Section 2(a) with respect to all Shares and a Shelf Registration Statement (which may be a combined Shelf Registration Statement with the Issuance Registration Statement) with respect to offers and sales of Shares after the First Conversion Date. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for so long as any of the Shares covered thereby (without regard to whether such Shares actually have been issued) shall constitute Registrable Securities. The Company further agrees to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by the Shelf Registration


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Statement, and to use its best efforts to cause any such amendment to become effective and the Prospectus contained in such Shelf Registration Statement to become usable as soon as thereafter practicable; provided, however, that the Company shall not be required to supplement or amend the Shelf Registration Statement to update information relating to any new Holder on more than one occasion in each calendar month in respect of a Holder or Holders who in the aggregate hold $10,000,000 or more in value of Registrable Securities or on more than one occasion in each calendar quarter in respect of a Holder or Holders who hold in the aggregate less than such value of Registrable Securities. The Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being made available for use or filed with the SEC.

         (c) (i) Subject to the proviso in Section 3 (o), the Holders whose Registrable Securities are covered by a Shelf Registration Statement who desire to do so may sell Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected (subject to the Company's approval which shall not be unreasonably withheld) by the Holders holding a majority of the Registrable Securities (determined on an as-converted basis) included in such offering. Notwithstanding anything to the contrary set forth herein, the Company may suspend a Holder's use of a Prospectus which is part of the Shelf Registration Statement for up to two periods not to exceed 45 consecutive days (but not more than 60 days in any 365-day period) if the Company in its reasonable judgment believes it possesses material non-public information the disclosure of which would have an adverse effect on the Company, or any of its Subsidiaries or any Significant Joint Venture (each as defined in the Indenture).

         (ii) Each Holder whose Registrable Securities are covered by the Shelf Registration Statement and are of the same class or type as any Registrable Securities being sold in an Underwritten Offering agrees, upon the request of the Underwriter(s) in any Underwritten Offering permitted pursuant to this Agreement, not to effect any public sale or distribution of securities of the Company of the same class or type as the Registrable Securities included in such Shelf Registration Statement (except as part of such Underwritten Offering), including a sale pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during





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the 90-day period beginning on, the closing date of any such Underwritten
Offering made pursuant to such Shelf Registration Statement, provided that the Company or such Underwriter(s) shall have given such Holder timely notice in writing of such closing date.

         The foregoing provision shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such Underwritten Offering, not to affect any public sale or distribution of any of its Registrable Securities not sold in such Underwritten Offering, commencing on the date of sale of Registrable Securities pursuant to such Underwritten Offering and ending on the date that is 90 days after the closing date of such Underwritten Offering, unless it has provided 45 days, prior written notice of such sale or distribution to the Underwriter(s).

         (iii) Unless otherwise agreed to by the Underwriter(s), the Company agrees not to effect any public or private offer, sale or distribution of securities of the same class and type as the Registrable Securities being sold in the Underwritten Offering, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each Underwritten Offering permitted pursuant to Section 3(o) hereof made pursuant to the Shelf Registration Statement, provided that the Underwriter(s) shall have given the Company timely notice in writing of such closing date. Notwithstanding the foregoing, the Company may effect a private offer, sale or distribution of securities of the same class or type as the Registrable Securities being sold in the Underwritten Offering to the extent that, at the time that the price of such securities is determined, the price of such securities is in excess of the market price of the Registrable Securities; provided that the limitation on private offers, sales and distributions set forth in this sentence shall apply only to the extent so requested by the Underwriter(s) in the Underwritten Offering within three Business Days following notice of such proposed offer, sale or distribution by the Company (which notice shall be provided by the Company at least seven Business Days prior to any such proposed offer, sale or distribution).

         (d) The Company shall promptly pay upon incurrence all Registration Expenses in connection with any registration pursuant to Section 2. Each Holder shall pay all underwriting





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discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

         (e) Upon the occurrence or failure to occur of certain events described in this Agreement, Liquidated Damages will accrue on the Bonds as provided in this Agreement.

         (f) Without limiting the remedies available to the Managers and Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Managers and/or Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Managers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof.

         (g) If after the Shelf Registration Statement is declared effective by the SEC, the offering of Registrable Securities pursuant thereto is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

          3. Registration Procedures. In connection with the obligations of the Company with respect to Section 2(a) hereof, the Company shall, to the extent required by Section 2, as expeditiously as practicable:

          (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the Securities Act, which form shall, (x) be selected by the Company and (y) comply as to form in all material respects with the requirements of the applicable form (including, without limitation, the requirement pursuant Item 7 of Form S-3 and Item 507 of Regulation S-K under the Securities Act that the Prospectus identify and describe Holders that sell Registrable Securities under the Shelf Registration Statement as selling security holders) and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Shelf Registration Statement to become





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     effective and remain effective for the applicable period in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to (x) keep such Shelf Registration Statement effective for the applicable period in accordance with Section 2 hereof, and (y) cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and (z) keep each Prospectus current during the period described under
     Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the securities covered by such Prospectus;

          (c) furnish to each Holder of securities registered thereunder, to counsel for such Holders, to counsel for the Managers, to each Underwriter, if any, and to counsel for each such Underwriter, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders selling Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use its best efforts to register or qualify the Registrable Securities under all applicable U.S. state securities or "blue sky" laws of such U.S. jurisdictions as any Holder with Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing by the time the Shelf Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and to do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities; provided, however, that the





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     Company shall not be required, as a result of compliance herewith, to (i)
     qualify as a foreign entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or
     (iii) subject itself to taxation in any jurisdiction if it is not so subject;

          (e) notify each Holder, counsel for the Holders and counsel for the Managers promptly upon the Company's obtaining actual knowledge thereof and, if requested by any such Holder or the Managers, confirm such advice in writing, (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto have been filed and become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement and related Prospectus or for additional information after the Shelf Registration Statement has become effective,
     (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate (in which event the Company shall forthwith prepare and have declared effective such post-effective amendment and make the Prospectus therein available to selling Holders);


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          (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest practicable moment and provide prompt notice to each Holder and the Managers of the withdrawal of any such order;

          (g) furnish to each Holder and the Managers, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, together with any documents incorporated therein by reference (in each case, without exhibits thereto, unless requested);

          (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing such Registrable Securities not bearing any restrictive legends and to enable such certificates to be in such amounts and registered in such names as such Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

          (i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify each Holder and the Managers and Underwriters to suspend use of the Prospectus included in a Shelf Registration Statement as promptly as practicable after the Company becomes aware of the occurrence of such an event and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) within a reasonable time prior to the filing of the Shelf Registration Statement, the Prospectus to be included therein, or amendment or supplement to either of the foregoing, provide copies of such document to the Managers and their counsel, and the Holders and Underwriters and their counsel, and make





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     such of the representatives of the Company as shall be reasonably requested by the Managers or their counsel and the Holders and Underwriters or their counsel available for discussion of such document, and shall not at any time file or make any amendment or supplement to any such document of which the Managers and their counsel and the Holders and their counsel, shall not have previously been advised and furnished a copy or in a form to which the Managers or their counsel and the Majority Holders or their counsel shall reasonably object; provided, however, that any document incorporated by reference in any such Prospectus by any amendment or supplement shall be provided to the Managers and their counsel and to the Holders and Underwriters and their counsel at the time that such amendment or supplement is filed with the SEC;

          (k) obtain a CUSIP number for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date thereof;

          (l) make available for inspection by a representative of all of the Holders, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement and attorneys and accountants designated by the Holders or any Underwriter, at reasonable times and in a reasonable manner, all financial and other records, documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Shelf Registration Statement; provided, however, that such Underwriters, representatives, attorneys or accountants agree to keep confidential any records, information or documents that are designated by the Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (i) such records, information or documents (x) are available to the public, (y) were already in such Underwriters', representatives', attorneys' or accountants' possession prior to their receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or (z) are obtained by such Underwriters, representatives, attorneys or accountants from a third





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     person who, insofar as is known to such Underwriters, representatives, attorneys or accountants, is not prohibited from transmitting the information to such Underwriters, representatives, attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (ii) disclosure of such records, information or documents is required by (A) any regulatory agency or (B) any court or administrative order, in the case of (A) or (B), after the exhaustion of appeals therefrom;

          (m) list all Registrable Securities covered by the Shelf Registration Statement on all securities exchanges or quotation systems on which the Common Stock is then listed, or if not so listed, cause such Registrable Securities to be quoted on the NASDAQ National Market System at the time of resale or issuance, as applicable;

          (n) if reasonably requested by any Holder of Registrable Securities covered by the Shelf Registration Statement in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by such Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received satisfactory notification of the matters to be incorporated in such filing; provided, however, that the Company shall not be required to supplement or amend the Shelf Registration Statement to update information relating to any new Holder on more than one occasion in each calendar month in respect of a Holder or Holders who in the aggregate hold $10,000,000 or more in value of Registrable Securities and more than one occasion in each calendar quarter in respect of a Holder or Holders who hold in the aggregate less than such value of Registrable Securities; and

          (o) use its best efforts to enter into such customary agreements and take all such other reasonable actions in connection therewith (including those requested by the Holders holding a majority of the Registrable Securities (determined on an as-converted basis) being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but





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     not limited to, one Underwritten Offering and in connection with such
     Underwritten Offering, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its Subsidiaries and its or its subsidiaries' Joint Ventures, the Shelf Registration Statement, the Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when reasonably requested, (ii) use its best efforts to obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be sold in such Underwritten Offering (determined on an as-converted basis) and their counsel and any Underwriters and their counsel) addressed to each selling Holder and any Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any Subsidiary of the Company or any Significant Joint Venture of the Company (each as defined in the Indenture) or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each selling Holder and any Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold by any Underwriter, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement; provided that the Company shall be required to use its best efforts to facilitate an Underwritten Offering only upon the request of Holders of at least 25% of the Registrable Securities outstanding (determined on an as-converted basis) at the time such request is delivered to the Company (determined on an as-converted basis after giving effect to any stock splits, combinations or reclassifications). In the case of any Underwritten Offering, the Company shall (x) provide written notice of such Underwritten Offering to the Managers and each of the Holders at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which each such Holder must inform the Company of its intent to participate in such Underwritten Offering and
     (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering.

         Each Holder shall, as a pre-condition to the exercise of its right to sell Registrable Securities pursuant to the Shelf Registration Statement, furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of Registrable Securities pursuant to the Shelf Registration Statement as shall be required by the Staff of the SEC or the rules and regulations under the Securities Act. Each such Holder shall provide the Company with any such information within five business days after such information is requested by the Company and shall provide to the Company, within five Business Days after such Holder receives a draft of the Shelf Registration Statement or amendment thereto in which such information is included, comments on such Shelf Registration Statement or amendment thereto; provided that no Holder shall be required to comment on any information not provided to the Company by such Holder.

         Each Holder, as pre-condition to the exercise of its right to sell Registrable Securities pursuant to the Shelf Registration Statement, agrees to notify the Company no later than three Business Days prior to any proposed sale by such Holder of Registrable Securities pursuant to the Shelf Registration Statement, which notice shall be effective for five Business Days. In addition, each Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iii), (v) or (vi) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof.

          4. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Managers, each Holder, each person, if any, who controls the Managers or any

Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Managers or any Holder and any investment advisor otherwise affiliated with any Holder and each of their respective directors and officers (each a "Non-Company Indemnitee") and each of their respective counsel from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by the Non-Company Indemnitee in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to the Managers or any Holder furnished to the Company in writing by the Managers or any selling Holder expressly for use therein; provided, however, that the indemnification provided for in this paragraph (a) shall not inure to the benefit of any Non-Company Indemnitee with respect to any sale or disposition of Registrable Securities by such Holder in violation of the provisions of the last paragraph of Section 3 hereof. In connection with any Underwritten
Offering contemplated by Section 3(o), the Company also shall indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with the Shelf Registration Statement. The indemnification obligation of the Company set forth in this paragraph (a) shall be in addition to any liability which the company may otherwise have, including, without limitation, for any breach of any covenant contained in this Agreement.

         (b) Each Holder shall, severally and not jointly, to identify and hold harmless the Company, the Managers, the other selling Holders, each of their respective directors and officers, each person, if any, who controls the Company, the Managers, or any other selling Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Company, the Managers or any other selling Holder and any investment advisor affiliated with any of the foregoing to the same extent as the foregoing indemnity from the Company to the Managers and the Holders, but only with reference to information relating to such Holder furnished to the company in writing by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

         (c) If any action, suit or proceeding shall be instituted involving any person in respect of which such person is entitled to indemnity pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the parties against whom indemnification is being sought (each an "indemnifying party") and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such indemnified party, shall have the right to counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, or proceeding (including any impleaded parties) include both such indemnifying parties and such indemnified party and such indemnified party shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of the indemnified party)). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding, or substantially similar action, suit or proceeding or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Managers and all persons, if any, who control the Managers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Managers, any investment advisor affiliated with any of the foregoing and each of their respective directors and officers, and the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all other Holders and all persons, if any, who control any such Holders within the meaning of either such Section, or are under common control with or are controlled by such Holders, any investment advisor affiliated with any of the foregoing and each of their respective directors and officers. In such case involving the Managers, persons who control, are controlled by or under common control with the Managers, or their respective directors or officers, such firm shall be designated in writing by the Managers. In such case involving other Holders and such persons who control, are controlled by or under common control with such Holders, any investment advisor affiliated with any of the foregoing or their respective directors or officers, such firm shall be designated in writing by such Holders holding a majority of the Registrable Securities sold under the Shelf Registration Statement by all such Holders. The indemnifying parties shall not be liable for any settlement of any action, suit or proceeding effected without their written consent, but if settled with such written consent or if there be a final judgment for the plaintiff, the indemnifying parties agree to indemnify and hold harmless the indemnified party from and against any loss, action, damage, liability or expense by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 4 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with such statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable consideration. The relative fault of the Company, on the one hand, and any Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective number of Registrable Securities of such Holders that were registered pursuant to the Shelf Registration Statement.

         (e) The Company, the Managers and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 4 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this section 4 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf any indemnified party,
(ii) any sale of Registrable Securities by an indemnified party and (iii) any termination of this Agreement. A successor to any indemnified party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 4.

         (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          5. Miscellaneous. (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights currently granted to the holders of the Company's other issued and outstanding securities under any such agreements.

         (b) Amendments and waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any person unless consented to in writing by such person.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to the Managers, the address set forth in the Subscription Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Subscription Agreement, and, thereafter, at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Subscription Agreement. The Company shall not assign its rights or obligations hereunder without the prior written consent of each Holder other than by operation of law pursuant to a merger or consolidation to which the Company is a party. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Registrable Securities, such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and, as a result, such person shall be entitled to receive the benefits hereof. The Managers shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Agreement. In the event the Bonds become convertible into common stock of another person pursuant to the Indenture, the Company shall cause such person to assume the Company's obligations hereunder.

         (e) Purchases and Sale of Bonds. The Company shall not, and shall use its best efforts to cause its Affiliates not to, purchase and then resell or otherwise transfer any Bonds.

         (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Managers, on the other hand, and the Managers and the Holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect the rights of the Managers or the Holders hereunder.

         (g) Counterparts. This Agreement may be signed in various counterparts which constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         (h) Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Submission to Jurisdiction. The Company irrevocably submits to the jurisdiction of any United States or State court located in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint The United States Corporation Company as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the

Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Managers' or any Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall he conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (1) Liquidated Damages. If a Shelf Registration Statement has not been filed and does not remain in effect with the SEC as required by Section 2 of this Agreement or the prospectus therein is not available for use by a Holder entitled to such use in accordance with the terms of this Agreement (a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Bonds from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first date on which interest is payable under the Indenture following the date on which such Liquidated Damages begin to accrue. Liquidated Damages will accrue at a rate per annum of one quarter of one per cent. (.25%) of the principal amount, to and including the 90th day following such Registration Default and at a rate per annum of one half of one per cent. (.5%) of the principal amount, from and after the 91st day following the Registration Default. In no event will the Liquidated Damages accrue at a rate per annum exceeding one half of one per cent. (.5%).

         (m) No Adverse Action. The Company will not take any action with respect to the Registrable Securities which would adversely affect the ability of any Holder to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        GLOBAL TELESYSTEMS GROUP,
                                        INC.


                                        By:   /s/ [ILLEGIBLE]
                                           ---------------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

Confirmed and accepted as of
the date first above written:

UBS Securities LLC, on behalf
of the Managers


BY:       [ILLEGIBLE]
   -------------------------------
   Name:  [ILLEGIBLE]
        --------------------------
   Title: DIRECTOR
         -------------------------


THE BANK OF NEW YORK,
as Trustee under the
Indenture


BY:   /s/ STEVEN D. TORGESON
   -------------------------------
   Name:  STEVEN D. TORGESON
        --------------------------
   Title: Assistant Vice President
         -------------------------